EXHIBIT 10.13

NICHOLAS FINANCIAL, INC.

2015 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD

[Name]

[Address]

Dear                             :

You have been granted an option (the “Option”) to purchase shares of common stock of Nicholas Financial, Inc. (the “Company”) under the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan (the “Plan”) with the following terms and conditions:

Grant Date:	, 20

Type of Option:	[Nonqualified or Incentive Stock Option]

Number of Option Shares:

Exercise Price per Share:	U.S. $

Termination Date:

Earlier to occur of:

•    Close of business at the Company headquarters on the tenth (10th) anniversary of the Grant Date, and

•    Thirty (30) days after your termination of employment or service.

Your entire Option (whether vested or nonvested) is terminated immediately if your employment or service is terminated for Cause. In addition, if you have submitted a notice of exercise that has not yet been processed and you are terminated for Cause, your notice of exercise will be rescinded and your exercise price will be returned to you.

Vesting:

                         percent (        %) of your Option will vest on each of the first                  anniversaries of the Grant Date.

If your employment or service terminates prior to the date your Option is fully vested as a result of death, Disability or Retirement, your Option will become fully vested on the date of such termination.

Upon any other termination of employment from, or cessation of services to, the Company and its Affiliates, the unvested portion of your Option will terminate.

Manner of Exercise:

You may exercise this Option only to the extent vested and only if the Option has not terminated. To exercise this Option, you must complete the “Notice of Stock Option Exercise” form provided by the Company and return it to the address indicated on the form. The form will be effective when it is received by the Company. However, the Shares you are electing to purchase will not be delivered until the total exercise price and all applicable withholding taxes have been paid as provided in the Plan.

If someone else wants to exercise this Option after your death, that person must contact the Company and prove to the Company’s satisfaction that he or she is entitled to do so.

Your ability to exercise the Option may be restricted by the Company if required by applicable law.

Change of Control:	Upon a Change of Control, this Option will be treated as set forth in the Plan.

Restrictions on Resale:	By accepting this Option, you agree not to sell any Shares acquired under this Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Notice of Sale:	If this Option is designated as an incentive stock option, you must promptly report to the Secretary of the Company any disposition of the Shares acquired under this Option that is made within two (2) years from the Grant Date or within twelve (12) months from the date you acquired the Shares (the “Notice Period”). In addition, the Company may, at any time during the Notice Period, place a legend or legends on any certificate(s) for the Shares, or enter an appropriate stop transfer order if the Shares are in book entry form, requesting the Company’s transfer agent to notify the Company of any transfer of the Shares.

Recoupment:	This Option is subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

Miscellaneous:

•    This Stock Option Award may be amended only by written consent signed by you and the Company, unless the amendment is not to your detriment or the amendment is otherwise permitted without your consent by the Plan.

•    The failure of the Company to enforce any provision of this Stock Option Award at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

•    In the event any provision of this Stock Option Award is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Stock Option Award, and this Stock Option Award shall be construed and enforced as if the illegal or invalid provision had not been included in this Option.

•    As a condition of the granting of this Option, you agree, for yourself and your legal representatives or guardians, that this Stock Option Award shall be interpreted by the Administrator and that any interpretation by the Administrator of the terms of this Stock Option Award and any determination made by the Administrator pursuant to this Stock Option Award shall be final, binding and conclusive.

•    This Stock Option Award may be executed in counterparts.

This Option is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding your Option and definitions of capitalized terms used and not defined in this Option can be found in the Plan.

BY SIGNING BELOW AND ACCEPTING THIS STOCK OPTION AWARD, YOU AGREE

TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN.

YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN AND THE

PROSPECTUS DESCRIBING THE PLAN.

NICHOLAS FINANCIAL, INC.

By:
Name:	Recipient
Title: